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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                                  Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         March 30, 2001
                                                  -----------------------------


                                DTM CORPORATION
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            (Exact Name of Registrant as Specified in Its Charter)


                                     Texas
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                (State of Other Jurisdiction of Incorporation)


000-20993                                                        74-2487065
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(Commission File Number)                                       (IRS Employer
                                                            Identification No.)


1611 Headway Circle, Building 2, Austin, Texas                     78754
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(Address of Principal Executive Offices)                         (Zip Code)


                                (512) 339-2922
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             (Registrant's Telephone Number, Including Area Code)


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

Execution of Merger Agreement

          On April 2, 2001, DTM Corporation, 3D Systems Corporation and Tiger Deals, Inc., a wholly-owned subsidiary of 3D Systems, entered into an Agreement and Plan of Merger, pursuant to which 3D Systems would acquire DTM in a cash tender offer. The commencement of the tender offer is subject to 3D Systems' ability to secure financing. A copy of the press release dated April 3, 2001 announcing the execution of the merger agreement is attached to this current report on Form 8-K as Exhibit 99.1.

          The merger agreement provides that 3D Systems will commence a tender offer for any and all outstanding shares of DTM's common stock at a purchase price of $5.80 per share, upon the terms and subject to the conditions set forth in the merger agreement, no later than five business days after receiving financing commitments in an amount sufficient to fund the acquisition and to provide for 3D Systems' ongoing working capital needs. The merger agreement is attached to this current report as Exhibit 2.1 and is incorporated by reference herein.

          The merger agreement further provides that, as soon as practicable after Tiger Deals has accepted for payment the shares tendered in the offer, DTM will be merged with Tiger Deals such that DTM will become a wholly-owned subsidiary of 3D Systems. At the effective time of the merger, each outstanding share of DTM's common stock (other than shares of common stock owned by 3D Systems or Tiger Deals) will be converted into the right to receive $5.80 in cash, or any higher price that may be paid per share in the tender offer. Moreover, the merger agreement provides that at the effective time of the merger each outstanding and unexercised option to purchase shares of DTM's common stock, whether vested or unvested, will be converted into the right to receive from 3D Systems $5.80 in cash per share less the applicable exercise price from in exchange for the cancellation of such option.

          In addition to the requirement that 3D Systems secure financing prior to commencing the tender offer, the consummation of the tender offer is also subject to a number of conditions, including, among others, that:

          . the number of shares of common stock tendered in response to the offer exceeds 67% of the number of outstanding shares of DTM's common stock, as determined on a fully-diluted basis;

          . all approvals and consents required by the merger agreement are obtained;

          . no law, order or action is entered into, issued, promulgated or threatened which would challenge the legality of the tender offer, limit 3D Systems' ownership or operation of DTM, impose ownership limits on 3D Systems, require a divestiture by 3D Systems or have a material adverse effect on DTM;
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          .  there is no material adverse change to the financial condition, business or results of operations of DTM;

          . DTM's board of directors maintains its recommendation of the tender offer, another person does not acquire a majority of the outstanding shares of DTM's common stock or a third party does not enter into an acquisition proposal regarding DTM;

          . the representations made by DTM in the merger agreement remain true and correct;

          . DTM performs and complies with all material agreements or covenants in the merger agreement; and

          .  the merger agreement is not terminated.

          In connection with the merger agreement, each of DTM Acquisition Company, L.P., DTM's largest shareholder, and John S. Murchison, III, DTM's Chief Executive Officer and President, entered into a Tender and Voting Agreement with 3D Systems. The tender and voting agreements provide that DTM Acquisition and Mr. Murchison agree to (1) tender its or his shares in the tender offer and (2) vote its or his shares to approve the merger agreement and against any other business combination transactions involving DTM. As of March 31, 2001, DTM Acquisition Company beneficially owned 3,509,357 shares of DTM's common stock, or approximately 49.5% of DTM's outstanding shares, and Mr. Murchison beneficially owned 228,028 shares of DTM's common stock (including shares issuable upon the exercise of stock options), or approximately 3.2% of DTM's outstanding shares. A copy of each of the tender and voting agreements is attached to this current report on Form 8-K as Exhibit 2.2 and Exhibit 2.3 and each is incorporated by reference herein.

Risks Relating to the Merger Agreement and Tender Offer

          The ability of the parties to consummate the tender offer and the other transactions contemplated by the merger agreement are subject to a number of significant risks and uncertainties. In particular, in the event that 3D Systems fails to secure or maintain financing commitments in an amount sufficient to fund the acquisition and provide for its ongoing working capital needs, 3D Systems would be unable to commence or complete the tender offer. Such failure to commence or complete the tender offer likely would cause DTM's stock price to decline to levels at or below where it was prior to the announcement of the transactions contemplated by the merger agreement. Accordingly, investors should proceed with caution before engaging in transactions in DTM's stock in contemplation of the tender offer or the merger with 3D Systems.

          In addition, DTM has incurred, and will continue to incur, substantial expenses in connection with the transactions contemplated by the merger agreement. In the event that 3D Systems fails to obtain sufficient financing to commence or complete the tender offer, 3D Systems would not be obligated to reimburse DTM for such expenses. As a result, DTM's



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operating results and financial condition, both in current and future periods, would be adversely affected.

Severance Agreements with Executive Officers

          On March 30, 2001, DTM entered into severance agreements with: John S. Murchison, III, DTM's Chief Executive Offiver, and Geoffrey W. Kreiger, Patrick Lordi, Kevin McAlea and Ronald K. Skaggs, each of which is a Vice President of DTM.. The severance agreements were unanimously approved by the compensation committee of DTM's board of directors, which provide that in the event of, in the case of Mr. Murchison, a change of control of DTM, and, in the case of the other executive officers, a termination of such officer's employment in connection with a change in control of DTM, for a period of 18 months thereafter, each officer will receive, among other benefits: (a) payments equal to one and one-half times such officer's salary in effect on the date of the severance agreement plus three-fourths of the maximum bonus payable to such officer under DTM's management incentive plan and (b) health care coverage for at least 18 months. Under the terms of the severance agreements, both the consummation of the merger and a successful tender offer will constitute a change of control, and in furtherance of this, 3D Systems has agreed in the merger agreement to continue to honor the terms of each of the severance agreements. A copy of each of the severance agreements is attached to this current report on Form 8-K as Exhibit 10.1 through Exhibit 10.5 and each is incorporated by reference herein.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This report contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are typically identified by the words "believe," "expect," "intend," "estimate" and similar expressions. Those statements appear in this report (or are incorporated by reference) and include statements regarding the intent, belief or current expectation of DTM or its directors or officers with respect to, among other things, the proposed acquisition of DTM by 3D Systems and trends affecting DTM's financial conditions and results of operations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, the following: (1) risks related to the completion of the transactions contemplated by the merger agreement, including 3D Systems' lack of firm financing commitments; and (2) risks and uncertainties that are detailed in DTM's Annual Report on Form 10-K for the year ended December 31, 2000. Any forward-looking statements contained in this report speak only as of the date of this report, and DTM cautions potential investors not to place undue reliance on these statements. DTM undertakes no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to DTM or persons acting on its behalf are expressly qualified in their entirety by DTM's cautionary statements.



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                     NOTICE TO READ TENDER OFFER DOCUMENTS

          A Tender Offer Statement on Schedule TO will be filed by 3D Systems and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed by DTM with the Securities and Exchange Commission. You are urged to read the tender offer statement and any other relevant documents to be filed with the SEC. The tender offer statement, the solicitation/recommendation statement on
Schedule 14D-9 and other documents filed with the SEC will contain important information that you should consider before making any decision regarding the tender offer and related transactions. You may obtain a free copy of the tender offer statement and other documents filed by 3D Systems and DTM with the SEC at the SEC's web site at www.sec.gov. The tender offer statement and other documents to be filed with the SEC by 3D Systems will be available free of charge from 3D Systems by directing a request to 3D Systems Corp, 26081 Avenue Hall, Valencia, CA, 91355. In addition, the solicitation/recommendation statement on Schedule 14D-9 and other documents to be filed with the SEC by DTM may be obtained free of charge from DTM by directing a request to DTM, 1611 Headway Circle, Building 2, Austin, TX, 78754.


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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 6, 2001

                                   DTM CORPORATION


                                   By: /s/ Geoffrey W. Kreiger
                                        ----------------------------------------
                                           Geoffrey W. Kreiger
                                           Chief Financial Officer and Secretary
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                                 EXHIBIT INDEX


Exhibit No.    Description

   2.1 Agreement and Plan of Merger dated as of April 2, 2001 by and among 3D Systems Corporation, Tiger Deals, Inc. and DTM Corporation.

   2.2 Tender and Voting Agreement dated as of April 2, 2001 by and among 3D Systems Corporation, Tiger Deals, Inc. and DTM Acquisition Company, L.P.

   2.3 Tender and Voting Agreement dated as of April 2, 2001 by and among 3D Systems Corporation, Tiger Deals, Inc. and John S. Murchison, III.

  10.1 Severance Agreement dated March 30, 2001 by and between DTM Corporation and John S. Murchison, III.

  10.2 Severance Agreement dated March 30, 2001 by and between DTM Corporation and Geoffrey W. Kreiger.

  10.3 Severance Agreement dated March 30, 2001 by and between DTM Corporation and Patrick Lordi.

  10.4 Severance Agreement dated March 30, 2001 by and between DTM Corporation and Kevin McAlea.

  10.5 Severance Agreement dated March 30, 2001 by and between DTM Corporation and Ronald K. Skaggs.

  99.1 Joint press release issued on April 3, 2001 by 3D Systems Corporation and DTM Corporation.